Exhibit 99.1

Contact:
Allison Bober
Investor Relations
Lennar Corporation
(305) 485-2038
FOR IMMEDIATE RELEASE
Lennar Corporation’s Rialto Segment Proposes to Offer $250 Million of Senior Notes
MIAMI, November 4, 2013 -- Lennar Corporation (NYSE: LEN and LEN.B), one of the nation’s largest homebuilders, announced that Rialto Holdings, LLC (“Rialto”), its wholly-owned subsidiary, proposes to offer $250 million principal amount of Senior Notes due 2018 (the “Notes”) by Rialto and Rialto Corporation, a direct wholly-owned subsidiary of Rialto, in a private offering under SEC Rule 144A.
Rialto intends to use the net proceeds from the offering of the Notes primarily to provide working capital to its subsidiary, Rialto Mortgage Finance, LLC, and for investments in funds or entities managed or advised by Rialto Capital Management LLC or its subsidiaries. Rialto also intends to use a portion of the proceeds to repay sums previously advanced by Lennar Corporation. To the extent the proceeds are not used for these purposes, Rialto will use the proceeds for general corporate purposes.
When they are issued, the Notes will be guaranteed by all of Rialto’s 100% owned subsidiaries, except any Rialto subsidiary that is a party to a warehouse facility, but those guarantees may be released under certain circumstances.
Rialto is a leading commercial real estate investment, investment management, and finance company focused on raising, investing and managing third party capital in real estate related mortgage loans, properties and related securities.
The Notes will be offered only to qualified institutional buyers in transactions that are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under SEC Rule 144A. Neither the Notes nor the guarantees of the Notes have been registered under the Securities Act or the securities laws of any state. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes in any jurisdiction in which such an offer or sale would be unlawful. It is issued pursuant to Rule 135c under the Securities Act.
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About Lennar
Lennar Corporation, founded in 1954, is one of the nation's largest builders of quality homes for all generations. The Company builds affordable, move-up and retirement homes primarily under the Lennar brand name. Lennar's Financial Services segment provides mortgage financing, title insurance and closing services for both buyers of the Company's homes and others. Lennar's Rialto Investments segment is a top-tier, vertically integrated asset management platform focused on investing throughout the commercial real estate capital structure. Previous press releases and further information about the Company may be obtained at the "Investor Relations" section of the Company's website, www.lennar.com.
Note Regarding Forward-Looking Statements
Some of the statements in this press release are "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the offering and the use of proceeds. These forward-looking statements are subject to risks, uncertainties and assumptions. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties that could cause actual results and events to differ materially from those in the forward-looking statements, including the risk that the offering of the Notes cannot be successfully completed and those risks set forth in our periodic filings with the Securities and Exchange Commission. New risks emerge from time to time. It is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.